REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
To the Board of Trustees of
FocusShares Trust (f/k/a MyShares Trust):
We have audited the accompanying statement of assets and liabilities of FocusShares ISE SINdex Fund (f/k/a MyShares ISE SINdex Fund) (the “Fund”), as of October 26, 2007. This financial statement is the responsibility of the Fund’s management. Our responsibility is to express an opinion on this financial statement based on our audit.
We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the statement of assets and liabilities is free of material misstatement. The Fund is not required to have, nor were we engaged to perform an audit of their internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purposes of expressing an opinion on the effectiveness of the Fund’s internal control over financial reporting. Accordingly, we express no such opinion. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the statement of assets and liabilities, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall statement of assets and liabilities presentation. We believe that our audit provides a reasonable basis for our opinion.
In our opinion, the statement of assets and liabilities referred to above presents fairly, in all material respects, the financial position of the Fund as of October 26, 2007, in conformity with accounting principles generally accepted in the United States of America.
/s/ Grant Thornton LLP
GRANT THORNTON LLP
New York, New York
November 26, 2007

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
To the Board of Trustees
FocusShares Trust (f/k/a MyShares Trust)
We hereby consent to the incorporation by reference in the Prospectus and Statement of Additional Information constituting parts of this Pre-Effective Amendment No. 1 to the registration statement of FocusShares Trust on Form N-1A (the “Registration Statement”) of our report dated November 26, 2007 relating to the financial statement of FocusShares ISE SINdex Fund (f/k/a MyShares ISE SINdex Fund), appearing in the Registration Statement of FocusShares Trust (f/k/a MyShares Trust). We consent to the incorporation by reference in the Registration Statement of the aforementioned report and to the use of our name, as it appears under the heading “General Information” in the Prospectus and as it appears under the heading “Counsel and Independent Registered Public Accounting Firm” in the Statement of Additional Information.
/s/ Grant Thornton LLP
GRANT THORNTON LLP
New York, New York
November 26, 2007